Exhibit (h)(5)

SECOND AMENDMENT TO THE

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Second Amendment (the "Amendment") is entered into as of the date of the last signature below, and effective upon the compliance deadline for each of the new regulatory requirements contemplated by this Amendment, made by and between DBX ETF Trust (the "Trust") (on behalf of each "Fund" listed on Exhibit A to the Agreement), and THE BANK OF NEW YORK MELLON ("BNY Mellon") (the Trust and BNY Mellon together, "the Parties" ).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to the Fund Administration and Accounting Agreement dated as of January 31, 2011 and amended as of August 30, 2016 (the "Agreement" ), as amended from time to time ;

B.	WHEREAS, the Trust desires that BNY Mellon provide the investment company reporting modernization services described in this Amendment;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein, and all forms and rules referenced herein are in reference to forms and rules promulgated under the Investment Company Act of 1940, as amended; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereto agree as follows:

A.	Section 2. of the Agreement "Representations and Warranties" is hereby amended as follows:

  (i)       Reference to "Schedule III" is hereby added to paragraphs 2.(a)(iv) and 2.(b)(iv).

B.                 Section 4. of the Agreement "Duties and Obligations of BNYM." is hereby amended as follows:

(i)                (iii) is added to paragraph 4.(a) to read "the reporting modernization services set forth on Schedule Ill hereto ."

(ii)	Reference to "Schedule III" is hereby added to paragraphs 4.(c), 4.(k) and 4.(1).

C.	Schedule I to the Agreement is hereby amended and supplemented as follows:

(i)	References to "Form N-SAR" and Form N-Q in Section 3 are hereby deleted.

(ii)	Reference to "Form N-PORT ' and "Form N-CEN" in Section 3 arc hereby added.

D.	New Schedule Ill to the Agreement is hereby added as follows: "Reporting Modernization Services:

l.       BNY Mellon shall provide the following services to the Trust for the Funds identified on Exhibit A to the Agreement:

l.l As selected by the Trust, BNY Mellon shall provide services following a full service operating model. This operating model requires BNY Mellon to include the actual filing of the below reports as part of the services noted below.

l.2 FORM N-PORT. BNY Mellon, subject to the limitations described herein and its timely receipt of all necessary information related thereto, will, or will cause the Print Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-PORT; (ii) prepare, on a monthly basis, Form N-PORT; and (iii) file Form N-PORT with the United States Securities and Exchange Commission ("SEC").

1.2.1 The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Trust in advance of the preparation of the initial Form N-PORT pursuant to this Amendment.

1.2.2       Unless mutually agreed in writing between BNY Mellon

and the Trust, BNY Mellon will use the same layout and format for every successive reporting period for Form N-PORT.

1.3             FORM N-CEN. BNY Mellon, subject to the limitations described herein and its timely receipt of all necessary information related thereto, will, or will cause the Print Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-CEN; (ii) prepare, on an annual basis, Form N-CEN; and (iii) file Form N-CEN with the SEC.

1.3.1           The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Trust in advance of the preparation of the initial Form N-CEN pursuant to this Amendment.

1.3.2	Unless mutually agreed in writing between BNY Mellon

and the Trust, BNY Mellon will use the source for obtaining the information and method for performing the required calculations for every successive reporting period for Form N-CEN.

1.4             Fixed Income Risk Analytics. BNY Mellon shall calculate the portfolio and security-level risk metrics required within Form N-PORT and Form N-CEN (referenced above).

2.                 BNY Mellon has entered into an agreement with a financial printer (the "Print Vendor") for the Print Vendor to provide to BNY Mellon the ability to generate the reports described herein for its clients. The Trust acknowledges that BNY Mellon will be unable to perform the related services described in this Schedule 1lI unless an agreement between BNY Mellon and the Print Vendor for the provision of such services is then-currently in effect. In the event that BNY Mellon is unable to provide such services as contemplated herein due to an inability to contract with a Print Vendor to provide the necessary functionality to support such services, BNY Mellon will provide the Trust with immediate notification of such event. For the avoidance of doubt, the protections afforded to BNY Mellon in section 4(o) of the Agreement cover such unlikely event, and BNY Mellon will not be held responsible for the inability to perform the related services described in this Schedule III.

3.          The Trust, in a timely manner, shall review and comment on, and, as the Trust deems necessary, cause its counsel and/or accountants to review and comment on, each report described herein. The Trust shall provide timely sign- off of, and authorization and direction to file, each such report. BNY Mellon is providing the services related to the filing of such reports based on the acknowledgement of the Trust that such services, together with the activities of the Trust in accordance with its internal policies, procedures and controls, shall together satisfy the requirements of the applicable rules and regulations for each such report. For the avoidance of doubt, the protections afforded to BNY Mellon in section 4(o) of the Agreement cover the failure of the Trust to provide timely sign-off of, and authorization and direction to file, and BNY Mellon will not be held responsible for the inability to perform the related services described in this Schedule III in a timely manner.

4.            For such time as the Agreement remains in effect, BNY Mellon shall be responsible for the retention of the filed reports described herein in accordance with any applicable rule or regulation.

6.            The services described herein are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Trust or any other person. The provision of the services does not establish nor is it intended to establish an attorney-client relationship between BNY Mellon and the Trust or any other person.

7.                  As compensation for the services described herein, the Trust will pay to BNY Mellon such fees as may be agreed to in writing by the Trust and BNY Mellon. In turn, BNY Mellon will be responsible for paying the Print Vendor's fees. For the avoidance of doubt, the fees charged by the Print Vendor will not equal the fees charged by BNY Mellon, nor shall such fees be considered an out-of-pocket expense, BNY Mellon anticipates that the fees it charges hereunder will be more than the fees charged to it by the Print Vendor."

E.	Exhibit A to the Agreement: is hereby deleted and replaced in its entirety with Exhibit A attached here to.
F.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the services described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers designated below.

By: /s/Michael Gilligan

on behalf of the Trust and each portfolio/series identified on Exhibit A attached hereto

Name: Michael Gilligan
Title: CFO
By: /s/Freddi Klassen

on behalf of the Trust and each portfolio/series identified on Exhibit A attached hereto

Name: Freddi Klassen

Title: CEO & President

THE BANK OF NEW YORK MELLON

By: /s/Thomas Porrazzo

Name: Thomas Porrazzo

Title: Managing Director

Date: 05/22/18

EXHIBIT A

Portfolio Name	Ticker Symbol

Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Brazil Hedged Equity ETF	DBBR
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers MSCI United Kingdom Hedged Equity ETF	DBUK
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI Asia Pacific ex Japan Hedged Equity ETF	DBAP
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI South Korea Hedged Equity ETF	DBKO
Xtrackers MSCI Mexico Hedged Equity ETF	DBMX
Xtrackers MSCI All China Equity ETF	CN
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers Investment Grade Bond - Interest Rate Hedged ETF	IGIH
Xtrackers Emerging Markets Bond - Interest Rate Hedged ETF	EMIH
Xtrackers High Yield Corporate Bond - Interest Rate Hedged ETF	HYIH
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW
Xtrackers MSCI EAFE Small Cap Hedged Equity ETF	DBES
Xtrackers Eurozone Equity ETF	EURZ
Xtrackers German Equity ETF	GRMY
Xtrackers MSCI China A Inclusion Equity ETF	ASHX
Xtrackers FTSE Developed ex US Comprehensive Factor ETF	DEEF
Xtrackers Russell 1000 Comprehensive Factor ETF	DEUS
Xtrackers FTSE Emerging Comprehensive Factor ETF	DEMG
Xtrackers Russell 2000 Comprehensive Factor ETF	DESC

Xtrackers Barclays International Treasury Bond Hedged ETF	IGVT
Xtrackers Barclays International Corporate Bond Hedged ETF	IFIX
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Low Beta High Yield Bond	HYDW
Xtrackers High Beta High Yield Bond	HYUP
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers Russell 1000 US QARP ETF	QARP